                                                                   EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                    PROVIDENT LEASE RECEIVABLES CORPORATION

Provident Lease Receivables Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

     1. The name of the Company is Provident Lease Receivables Corporation. The Company was originally incorporated under the same name, and the original Certificate of Incorporation of the Company (the "Original Certificate") was filed with the Secretary of State of the State of Delaware on July 9, 1998.

     2.   The Company has not received any payment for any of its stock.

     3. The restatement and amendment of the Original Certificate set forth below was duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

     4. The text of the Original Certificate is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I
                                   ---------

                                     NAME

     The name of the corporation is Provident Lease Receivables Corporation (the "Company").

                                  ARTICLE II
                                  ----------

                          REGISTERED OFFICE AND AGENT

     The address of the Company's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

                              CORPORATE PURPOSES

     The nature of the business or purposes to be conducted or promoted by the Company is to engage exclusively in the following business and financial activities:

     (a) to purchase or otherwise acquire from certain direct and indirect subsidiaries of Information Leasing Corporation and its affiliates or trusts formed by Information Leasing Corporation or its affiliates, and to hold, sell, transfer or pledge or otherwise exercise ownership rights with respect to (i) equipment leases and lease receivables, whether such equipment leases or lease receivables constitute accounts, chattel paper, instruments or general intangibles, and including rights to payment of any interest, finance charges or fees and any other rights with respect thereto (the "Lease Receivables"), (ii) the equipment leased under the equipment leases which equipment gives rise to the Lease Receivables (the "Leased Equipment") and any accessions thereto;
          (iii) the rights to proceeds with respect to the Lease Receivables and Leased Equipment from claims on certain insurance policies covering the Leased Equipment and any rights of Information Leasing Corporation or its affiliates in any rebates of premiums and other amounts relating to certain insurance policies and other items under the Lease Receivables; (iv) any rights of Information Leasing Corporation or its affiliates relating to the Lease Receivables or Leased Equipment; and (v) any and all proceeds of the foregoing (the property described in clauses (iii) through (v) above being called "Related Assets");

     (b) to enter into any agreement providing for the sale, transfer or pledge of the Lease Receivables, Leased Equipment and Related Assets and to issue and sell one or more series of bonds, notes, certificates or other securities secured primarily by or evidencing beneficial ownership interests in the Lease Receivables, Leased Equipment and Related Assets;

     (c) to use the proceeds of the sale of bonds, notes, certificates or other securities or the proceeds of the sale of the Lease Receivables, Leased Equipment and Related Assets to acquire Lease Receivables, Leased Equipment and Related Assets;

     (d) to act as settlor or depositor of trusts or other entities (a "Trust") formed to issue bonds, notes, certificates or other securities secured by or evidencing beneficial ownership interests in the Lease Receivables, Leased Equipment and Related Assets;

     (e) to acquire, own, hold, transfer, assign, pledge and otherwise deal with bonds, notes, certificates and other securities issued by a Trust or pursuant to an indenture or similar agreement to which such a Trust is a party;

     (f) for federal, state or local tax purposes, to serve as general partner of any Trust;

     (g) to enter into any agreement relating to any Lease Receivables, Leased Equipment or Related Assets that provides for the administration, service and collection of amounts due on such Lease Receivables, Leased Equipment and Related Assets;

     (h) to establish any reserve account, spread account or other credit enhancement for the benefit of any bond, note, certificate or other security issued by any Trust or under any related indenture and to otherwise invest any proceeds from Lease Receivables, Leased Equipment and Related Assets and any other income as determined by the Company's board of directors;

     (i)  to issue capital stock as provided for herein; and

     (j) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in clauses (a) through (i) above.

                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK

     (a) The total number of shares of all classes of capital stock that the Company shall have authority to issue is One Thousand (1,000) shares of common stock, without par value (the "Common Stock").

     (b) Except as otherwise expressly provided by law, all voting rights shall be vested in the holders of the Common Stock, and at each meeting of stockholders of the Company, each holder of Common Stock shall be entitled to one vote for each share on each matter to come before the meeting.

     (c) Dividends may be declared upon and paid to the holders of the Common Stock as the board of directors of the Company (the "Board of Directors") shall determine.

     (d) In the event of voluntary or involuntary liquidation or dissolution of the Company, the holders of the Common Stock shall be entitled to share ratably in all assets of the Company.

                                   ARTICLE V
                                   ---------

                              VOTING REQUIREMENTS

     Without (i) the affirmative vote of 100% of the members of the Board of Directors, including, without limitation, the affirmative vote of each Independent Director, as defined herein, and (ii) the affirmative vote of the holders of 100% of the number of shares of the Common Stock outstanding,



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



voting (A) in person or by proxy at a special meeting called for the purpose or (B) by unanimous written consent of the holders of the Common Stock acting without such a meeting, as the case may be, the Company shall not amend either this Article V, Article VII, Article X, Article XI(a) or (c) or Article XV of this Certificate of Incorporation; provided that if an Independent Director is not then in office and acting, a vote upon any matter set forth in this
Article V shall not be taken unless and until a successor director, meeting the requirements of Article VII of this Certificate of Incorporation, shall have been elected.

                                  ARTICLE VI
                                  ----------

                                 INCORPORATOR

     The name and mailing address of the incorporator is as follows:

         Name                                        Mailing Address
         ----                                        ---------------

     Sonia Ravin                                   Mayer, Brown & Platt
                                                   190 South LaSalle Street
                                                   Chicago, Illinois 60603

                                  ARTICLE VII
                                  -----------

                             INDEPENDENT DIRECTORS
                             ---------------------

     (a) At any given time, at least two members of the Company's Board of Directors shall be Independent Directors, as defined below; provided, however, that if at any time there are not two Independent Directors for any reason, subject to Articles V and X hereof, any action taken by the Board of Directors in accordance with this Certificate of Incorporation and the Corporation's By-Laws (other than actions taken with respect to matters described in such Articles V and X) shall nonetheless be valid. As used herein, "Independent Director" means an individual who is not, and never was, (1) a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director, in such person's capacity as such an independent director) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as such a director, required by this Article VII) in any form whatever to, the Company or any of its affiliates or associates, or (2) any person owning beneficially, directly or indirectly, any outstanding shares of common stock of the Company, or stockholder, director, officer, employee, affiliate, associate, customer or supplier thereof, or any person that has received any benefit (excluding, however, any compensation received by the director, in such person's capacity as such an independent director) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as such a director, required by this Article VII) in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates or associates. No director required by this Article VII shall be a trustee in bankruptcy for the Company or any affiliate of the Company.

     (b) With the consent of 100% of the initial stockholders of the Company, which consent the initial stockholders believe to be in the best interest of the initial stockholders and the Company, no Independent Director shall, with regard to any action to be taken under or in connection with Article X, owe a fiduciary duty or other obligation to the initial stockholders nor to any successor stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction), and every stockholder, including each successor stockholder, shall consent to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Company -- no further act or deed of any stockholder being required to evidence such consent. Instead, each such director's fiduciary duty and other obligations with regard to such action under or in connection with Article X shall be owed to the Company and, with respect to any vote on any matter described in
Article V or Article X of this Certificate of Incorporation, to its senior creditors and to any purchasers of Lease Receivables, Leased Equipment or Related Assets, or undivided interests therein, from the Company. In addition, no Independent Director may be removed unless (i) for cause and (ii) his or her successor has been elected.

     (c) As used in this Certificate of Incorporation, the term "person" means a natural person, corporation or other entity, government, or political subdivision, agency, or instrumentality of a government; an "affiliate" of a person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; and the term "associate," when used to indicate a relationship with any person, means (1) a corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,
(2) any trust or other estate in which such person serves as trustee or in a similar capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                                 ARTICLE VIII
                                 ------------

                                   DURATION

     The Company is to have perpetual existence.

                                  ARTICLE IX
                                  ----------

                             STOCKHOLDER MEETINGS

     Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws or, if not so designated or provided, at the registered office of the Company in the State of Delaware. Elections of directors need not be by ballot unless and except to the extent that the By-laws so provide. The books of the Company may be kept (subject to any provision contained in any applicable statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Company.



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


                                   ARTICLE X
                                   ---------

                            CORPORATE RESTRICTIONS

     The Company shall not, without (i) the affirmative vote of 100% of the members of the Board of Directors, including the affirmative vote of each Independent Director which vote of each such director shall be in writing and given prior to such action, and (ii) the affirmative vote of the holders of 100% of the number of shares of Common Stock outstanding voting (A) in person or by proxy at a special meeting called for the purpose or (B) by unanimous written consent of the holders of the Common Stock acting without such a meeting, as the case may be:

     (a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Company;

     (b) be a party to any merger or consolidation or sell, transfer, assign, convey or lease any substantial part of the assets of the Company, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of any corporation, partnership, joint venture or any other entity; or

     (c)  dissolve or liquidate, in whole or in part.

provided, however, that if there shall not be two Independent Directors then in office and acting, a vote upon any matter set forth in this Article X shall not be taken unless and until two directors meeting the requirements of
Article VII of this Certificate of Incorporation shall have been elected.

                                  ARTICLE XI
                                  ----------

                         POWERS OF BOARD OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To make, alter, amend or repeal the By-laws of the Company, except that such By-laws or any alteration, amendment or repeal thereof shall not in any manner impair, nor impair the intent of, Article III, Article V, Article VII, Article X, this Article XI(a) or (c),
          Article XIV or Article XV of this Certificate of Incorporation.

     (b) To determine the use and disposition of any surplus and net profits of the Company, including the determination of the amount of working capital required, to set apart out of any of the funds of the Company, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (c) By a majority of the Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Company, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, to authorize or take any action described in Article V, Article VII, Article X, clauses (a) and (c) of this Article XI or
          Article XV, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, or amending the By-laws of the Company; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     (d) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such power and authorities and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and of the By-laws of the Company.

     In addition to the foregoing, the Company shall conduct its affairs in the following manner: (i) the business and affairs of the Company will be managed by or under the direction of its Board of Directors and the number of directors of the Company shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Company; (ii) the Company's funds and other assets will be identifiable and will not be commingled with those of any direct or ultimate parent of the Company or any subsidiary or affiliate of any such parent (except for incidental commingling in the case of any misdirected payment of a Receivable, in which case such commingled funds shall be identified and separated as soon as practicable after the receipt of such payment) to the extent specifically required by any agreement to which the Company is a party; (iii) the Company will maintain separate bank accounts, corporate records and books of accounts from those of any direct or ultimate parent of the Company or any subsidiary or affiliate of any such parent; and
(iv) the Company will pay from its funds and assets all obligations and indebtedness incurred by it.

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                                  ARTICLE XII
                                  -----------

                             NO DIRECTOR LIABILITY

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                 ARTICLE XIII
                                 ------------

                               DIRECTOR RELIANCE

     A director shall be fully protected in relying in good faith upon the books of account or other records of the Company or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Company, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Company's capital stock might properly be purchased or redeemed.

                                  ARTICLE XIV
                                  -----------

                             SEPARATE LEGAL ENTITY

     The business and affairs of the Company shall be managed by and under the direction of its Board of Directors. The Company shall take appropriate and reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that the Company is an entity with assets and liabilities distinct from those of Information Leasing Corporation or its affiliates or any other person, and that the Company is not a division of Information Leasing Corporation or its affiliates or any other person.

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                                  ARTICLE XV
                                  ----------

                            RESERVATION OF RIGHT TO
                      AMEND CERTIFICATE OF INCORPORATION

     Except as set forth in Article V and Article X, the Company reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

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     IN WITNESS WHEREOF, the undersigned duly authorized officer of the
Company has hereunto set his hand as of this 8th day of September, 1998.

                                       By:   /s/   Mark E. Magee
                                          ------------------------------------
                                       Name Printed: Mark E. Magee
                                                    --------------------------
                                       Title: Secretary
                                             ---------------------------------



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